EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BY-LAWS

                                       of

                              THE JUDGE GROUP, INC.

                      (A Pennsylvania Business Corporation)


                       Article 1. MEETINGS OF SHAREHOLDERS


                Section 1.01. Place of Meeting. Meetings of shareholders of the Corporation shall be held at such place, within the Commonwealth of Pennsylvania or elsewhere, as may be fixed from time to time by the Board of Directors. If no place is so fixed for a meeting, it shall be held at the Corporation's then principal executive office.

                Section 1.02. Annual Meeting. There shall be an annual meeting of shareholders, unless the Board of Directors shall fix some other hour or date therefor, at 10:00 o'clock A.M. on the third Tuesday in May in each year, if not a legal holiday under the laws of Pennsylvania, and, if a legal holiday, then on the next succeeding secular day not a legal holiday under the laws of Pennsylvania, at which the shareholders shall elect by plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

                Section 1.03. Special Meetings. Special meetings of the shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, if any, the Chief Executive Officer, if any, or the President or Secretary of the Corporation.

                Section 1.04. Notice of Meetings. Except as provided in Section 1707 of the Pennsylvania Business Corporation Law of 1988, written notice of every meeting of shareholders shall be given in any manner permitted by law by or at the direction of the Secretary or such other person as is authorized by the Board of Directors to each shareholder of record entitled to receipt thereof, at least five days prior to the day named for the meeting, unless a greater period of notice is required by law in a particular case.

                Section 1.05. Organization. At every meeting of the shareholders, the Chairman of the Board, if any, or in his absence, the Chief Executive Officer, if any, or in his absence, the President, or in his absence, a chairman chosen by the shareholders, shall act as chairman; and the Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.

                Section 1.06. Voting. Except as otherwise specified herein or in the Articles or provided by law, whenever any corporate action is to be taken by vote of shareholders, it shall be authorized by a majority of the votes cast, by person or by proxy, at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon. In each election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected in such election, shall be elected.

                Section 1.07. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation, any action required or permitted to be taken at any annual or special meeting of shareholders or a class of shareholders may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all


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shareholders entitled to vote thereon were present and voting. The consents shall be filed with the secretary of the Corporation. The action shall not become effective until after at least ten days' written notice of the action has been given to each shareholder entitled to vote thereon who has not consented thereto.

                Section 1.08. Notifications of Nominations and Proposed Business. Subject to the rights of holders of any class or series of preferred shares, (a) nominations for the election of directors, and (b) business to be brought before any shareholder meeting may be made or proposed by or at the direction of the Chairman, the President or by the Board of Directors or a proxy committee appointed by the Board of Directors, or by any shareholder entitled to vote in the election of directors generally. However, any such shareholder may nominate one or more persons for election as directors at a meeting or propose business to be brought before a meeting only if such shareholder has given timely notice in proper written form of his or its intent to make such nomination or nominations or to propose such business. To be timely, a shareholder's notice must be received by the Corporation not less than 70 days nor more than 90 days prior to the first anniversary of the previous year's annual meeting (or, in the case of a special meeting, not earlier than the 90th day before such meeting and not later than the later of (i) the 70th day prior to such meeting and (ii) the 10th day following the day on which notice of the meeting was mailed or public announcement of the date of such meeting was made, whichever first occurs). To be in proper written form, a shareholder's notice to the Corporation shall set forth:

                                (i) the name and address of the shareholder who
                intends to make the nominations or propose the business and, as the case may be, of the person or persons to be nominated or of the business to be proposed;

                                (ii) a representation that the shareholder is a
                holder of record of shares of the Corporation entitled to vote at such meeting and, if applicable, intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to make the proposal to the meeting;

                                (iii) a description of all arrangements or
                understandings between the shareholder and each nominee and any other person or persons (naming such person or person) pursuant to which the nomination or nominations are to be made by the shareholder, or the business is to be proposed;

                                (iv) such other information regarding each
                nominee or each matter of business to be proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board of Directors; and

                                (v) if applicable, the consent of each nominee
                to serve as director of the Corporation if so elected.

                The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedures.


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                              Article 2. DIRECTORS

                Section 2.01. Number and Term of Office. The number of directors of the Corporation shall be such number as shall be designated from time to time by resolution of the Board of Directors and initially shall be three. Each director shall be elected for the term of one year and shall serve until his successor is elected and qualified or until his earlier death, resignation or removal.

                Section 2.02. Resignations. Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary. The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                Section 2.03. Annual Meeting. Immediately after each annual election of directors, the Board of Directors shall meet for the purpose of organization, election of officers, and the transaction of other business, at the place where such election of directors was held. Notice of such meeting need not be given. In the absence of a quorum at said meeting, the same may be held at any other time and place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

                Section 2.04. Regular Meetings. Regular meetings of the Board of Directors shall be held on the 3rd Tuesday of each February, May, August and November or at such other time and place as shall be designated from time to time by the Board. Notice of such meetings need not be given. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding secular day not a legal holiday under the laws of said State, or at such other time as may be determined by resolution of the Board. At such meetings the directors may transact such business as may be brought before the meeting.

                Section 2.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or Chief Executive Officer or by two or more of the directors, and shall be held at such time and place as shall be designated in the call for the meeting. Notice of each special meeting shall be given by or at the direction of the person or persons authorized to call such meeting to each director at least two days prior to the day named for the meeting.

                Section 2.06. Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if one has been selected and is present, and, if not, the President, or in the absence of the Chairman of the Board and the President, a chairman chosen by a majority of the directors present. The Secretary, or in his absence, a person appointed by the chairman, shall act as secretary.


                              Article 3. COMMITTEES

                Section 3.01. The Board of Directors may establish one or more committees to consist of one or more directors of the corporation. Any committee, to the extent provided by the Board of Directors, shall have and may exercise all of the powers and authority of the Board of Directors except that a committee shall not have any power or authority as to the following: (i) the submission to shareholders of any action requiring

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approval of shareholders under the Pennsylvania Business Corporation Law of
1988; (ii) the creation or filling of vacancies in the Board of Directors;
(iii) the adoption, amendment or repeal of the bylaws; (iv) the amendment or repeal of any resolution of the Board that by its terms is amendable or repealable only by the Board; (v) action on matters committed by the bylaws or resolution of the Board of Directors to another committee of the Board.


                               Article 4. OFFICERS

                Section 4.01. Number. The officers of the Corporation shall be a President, a Secretary and a Treasurer, and may include a Chairman of the Board and one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as the Board of Directors may authorize from time to time.

                Section 4.02. Qualifications. The President and Secretary shall be natural persons of full age. The Treasurer may be a corporation, but if a natural person shall be of full age.

                Section 4.03. Election and Term of Office. The officers of the Corporation shall be elected or appointed by the Board of Directors and each shall serve at the pleasure of the Board.

                Section 4.04. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary. The resignation shall be effective upon receipt thereof or at such subsequent time as may be specified in the notice of resignation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                Section 4.05. Chairman of the Board. If there is a Chairman of the Board, he shall preside at the meetings of the Board. Such Chairman shall also perform such other duties as may be specified by the Board from time to time and as do not conflict with the duties of the President.

                Section 4.06. The President. The President shall have general supervision over the business and operations of the Corporation, subject, however, to the control of the Board of Directors. He shall sign, execute, and acknowledge, in the name of the Corporation, deeds, mortgages, bonds, contracts, and other instruments authorized by the Board, except in cases where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation; and, in general, he shall perform all duties incident to the office of President, and such other duties as from time to time may be assigned to him by the Board.

                Section 4.07. The Vice Presidents. In the absence or disability of the President or when so directed by the President, any Vice President designated by the Board of Directors may perform all the duties of the President, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President; provided, however, that no Vice President shall act as a member of or as chairman of any committee of the Board of which the President is a member or chairman by designation or ex-officio, unless such Vice President is a member of the Board of Directors and has been designated expressly by the Board as the alternate to the President for purposes of service on such committee. The Vice Presidents shall perform such other duties as from time to time may

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be assigned to them respectively by the Board or the President.

                Section 4.08. The Secretary. The Secretary shall record all the votes of the shareholders and of the directors and the minutes of the meetings of the shareholders and of the Board of Directors in a book or books to be kept for that purpose; he shall see that notices of meetings of the Board and shareholders are given and that all records and reports are properly kept and filed by the Corporation as required by law; he shall be the custodian of the seal of the Corporation and shall see that it is affixed to all documents to be executed on behalf of the Corporation under its seal; and, in general, he shall perform all duties incident to the office of Secretary, and such other duties as may from time to time be assigned to him by the Board or the President.

                Section 4.09. Assistant Secretaries. In the absence or disability of the Secretary or when so directed by the Secretary, any Assistant Secretary may perform all the duties of the Secretary, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Secretary.

                Section 4.10. The Treasurer. The Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of its funds and securities; he shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts, and warrants in its name and on its behalf and to give full discharge for the same; he shall deposit all funds of the Corporation, except such as may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned to him by the Board or the President.

                Section 4.11. Assistant Treasurers. In the absence or disability of the Treasurer or when so directed by the Treasurer, any Assistant Treasurer may perform all the duties of the Treasurer, and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them respectively by the Board of Directors, the President, or the Treasurer.


                Article 5.    INDEMNIFICATION AND LIABILITY OF
                              DIRECTORS AND OFFICERS

                Section 5.01. Personal Liability of Directors. A director of the Corporation shall not be personally liable for monetary damages for any action taken, or any failure to take any action, as a director except to the extent that by law (including Section 512 of the Pennsylvania Business Corporation Law of 1988) a director's liability for monetary damages may not be limited.

                Section 5.02. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including actions by or in the right of the Corporation, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving while a director or officer of the Corporation at the request of the Corporation as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines, excise taxes and

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amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

                Section 5.03. Advancement of Expenses. Expenses incurred by an officer or director of the Corporation in defending a civil or criminal action, suit or proceeding described in Section 5.02. may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.

                Section 5.04. Other Rights. The indemnification and advancement of expenses provided by or pursuant to this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Articles of Incorporation, any insurance or other agreement, vote of shareholders or directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

                Section 5.05. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of these By-Laws.

                Section 5.06. Security Fund; Indemnity Agreements. By action by the Board of Directors (notwithstanding their interest in the transaction) the Corporation may create and fund a trust fund or fund of any nature, and may enter into agreements with its directors, officers, employees and agents for the purpose of securing or insuring in any manner its obligation to indemnify or advance expenses provided for in this Article.

                Section 5.07. Modification. The duties of the Corporation to indemnify and to advance expenses to a director or officer provided in this Article shall be in the nature of a contract between the Corporation and each such director or officer, and no amendment or repeal of any provision of this Article, and no amendment or termination of any trust or other fund created pursuant to Section 5.06., shall alter, to the detriment of such director or officer, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

                  Article 6. BORROWING, DEPOSITS, PROXIES, ETC.

                Section 6.01. Borrowing, etc. No officer, agent or employee of the Corporation shall have any power or authority to borrow money on its behalf, to pledge its credit, or to mortgage or pledge its real or personal property, except within the scope and to the extent of the authority delegated by

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resolution of the Board of Directors. Authority may be given by the Board for any of the above purposes and may be general or limited to specific instances.

                Section 6.02. Deposits and Investments. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositaries, or invested in such manner, as the Board of Directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by, and all such investments shall be disposed of only by, such one or more officers or employees as the Board shall from time to time determine.

                Section 6.03. Proxies. Unless otherwise ordered by the Board of Directors, any officer of the Corporation may appoint an attorney or attorneys (who may be or include such officer himself), in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose shares or other securities are held by or for the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or, in connection with the ownership of such shares or other securities, to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its seal such written proxies or other instruments as he may deem necessary or proper in the premises.


                     Article 7. SHARE CERTIFICATES; TRANSFER

                Section 7.01. Share Certificates. Share certificates in the form prescribed by the Board of Directors, shall be signed by the Chief Executive Officer, President or a Vice President and by the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer of the Corporation, but such signatures may be facsimiles, engraved or printed. In case any officer who has signed, or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation, or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue.

                Section 7.02. Transfer of Shares. The Corporation or a Registrar or Transfer Agent of the Corporation shall maintain books in which the ownership and transfer of the Corporation's shares shall be definitively registered. Transfer of share certificates and the shares represented thereby shall be made only on the books of the Corporation by the owner thereof or by his attorney thereunto authorized, by a power of attorney duly executed and filed with the Secretary or a Transfer Agent of the Corporation, and on surrender of the share certificates.

                Section 7.03. Transfer Agent and Registrar; Regulations. The Corporation may, if and whenever the Board of Directors so determines, maintain, in the Commonwealth of Pennsylvania, or any other state of the United States, one or more transfer offices or agencies, each in charge of a Transfer Agent designated by the Board, where the shares of the Corporation shall be transferable, and also one or more registry offices, each in charge of a Registrar (which may also be a Transfer Agent) designated by the Board, where such shares shall be registered; and no certificates for shares of the Corporation in respect of which a Transfer Agent shall have been designated shall be valid unless countersigned by such Transfer Agent and no certificates for shares of the Corporation in respect of which a Registrar shall have been designated shall be valid unless registered by such Registrar. The Board may also make such additional rules and regulations as it

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may deem expedient concerning the issue, transfer and registration of its shares.

                Section 7.04. Lost, Destroyed and Mutilated Certificates. The Board of Directors, by standing resolution or by resolutions with respect to particular cases, may authorize the issue of new share certificates in lieu of share certificates lost, destroyed or mutilated, upon such terms and conditions as the Board may direct.


                              Article 8. AMENDMENTS

                Section 8.01. Except as otherwise provided by Section 5.07 or the Business Corporation Law of 1988, the authority to adopt, amend and repeal these bylaws is expressly vested in the Board of Directors, subject to the power of the shareholders to change such action. No provision of these bylaws shall vest any property right in any shareholder as such.

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